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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-83234 of Morgan Stanley Small-Mid Special Value Fund on Form N-1A of our report dated April 11, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, which is part of such Registration Statement.



Deloitte & Touche LLP
New York, New York
April 22, 2002